                                                                     EXHIBIT 3.1

                             AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION
                                      OF
                           CGX COMMUNICATIONS, INC.


     CGX Communications, Inc. (the "Corporation"), a corporation organized and
                                    -----------
existing under the General Corporation Law of the State of Delaware, hereby certifies as follows:

     1. The name of the corporation is CGX Communications, Inc. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on December 4, 1997.

     2. Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware (the "Corporation Law"), this Amended and Restated Certificate
                        ---------------
of Incorporation (this "Restated Certificate") (it being understood that any
                        --------------------
references to this Restated Certificate shall include any duly authorized certificate of designation) amends and restates the existing Certificate of Incorporation of the Corporation in its entirety.

______________________________________________________________________________

                                   ARTICLE I

     The name of this Corporation is CAIS Internet, Inc.

                                  ARTICLE II

     The address of the Corporation's registered office in the State of Delaware is 15 East North Street, City of Dover, County of Kent, Delaware 19901. The name of the Corporation's registered agent at such address is HIQ Corporate Services, Inc.

                                  ARTICLE III

     The nature of the business or purposes to be conducted by this Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

                                  ARTICLE IV

     A.        Classes of Stock. The Corporation is authorized to issue two
               ----------------
classes of capital stock to be designated respectively "Common Stock" and
                                                        ------------
"Preferred Stock." The total number of shares of Common Stock the Corporation
----------------
shall have authority to issue is 100,000,000 with par value of $.01 per share. The total number of shares of Preferred Stock the Corporation shall have authority to issue is 25,000,000 with par value of $.01 per share, of which 2,827,168 shares shall be designated
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as Series A Preferred Stock (the "Series A Preferred"), and 1,119,679 shares
                                  ------------------
shall be designated as Series B Preferred Stock (the "Series B Preferred"). The
                                                      ------------------
Board of Directors is expressly authorized to provide for the classification and reclassification of any unissued shares of Preferred Stock and the issuance thereof in one or more classes or series without the approval of the stockholders.

     B.   Rights, Preferences, Privileges and Restrictions of Preferred Stock
          -------------------------------------------------------------------
Generally. The Preferred Stock authorized hereby may be issued from time to time
---------
in one or more series ("Series"). Subject to compliance with applicable
                        ------
protective voting rights which may have been or may be granted to the Preferred Stock or any Series thereof in any certificates of designation or the Corporation's certificate of incorporation as amended from time to time (the "Certificate of Incorporation") (collectively, the "Protective Provisions"), but
-----------------------------                       ---------------------
notwithstanding any other rights of the Preferred Stock or any Series thereof, the Board of Directors expressly is authorized to provide by resolution and by filing a certificate of designation pursuant to the Delaware General Corporation Law, for the issuance from time to time of the shares of Preferred Stock in one or more Series, to establish from time to time the number of shares to be included in each such Series, and to fix the designation, powers, preferences and other rights of the shares of each such Series and to fix the qualifications, limitations and restrictions thereon, including, but without limiting the generality of the foregoing, the following: (i) the number of shares constituting that Series and the distinctive designation of that Series;
(ii) the dividend rate on the shares of that Series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that Series; (iii) whether that Series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights; (iv) whether that Series shall have conversion privileges and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine; (v) whether or not the shares of that Series shall be redeemable, and, if so, the terms and conditions of such redemption, including the dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates; (vi) whether that Series shall have a sinking fund for the redemption or purchase of shares of that Series, and, if so, the terms and amount of such sinking fund;
(vii) the rights of the shares of that Series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that Series; and
(viii) any other relative powers, preferences and rights of that series, and qualifications, limitations or restrictions on that Series. Subject to compliance with the applicable Protective Provisions, privileges, preferences and restrictions of any such additional Series of Preferred Stock may be subordinated to, pari passu with (including, without limitation, with respect to liquidation and acquisition preferences, redemption and/or approval of matters by vote or written consent), or senior to any of those of any present or future Series of Preferred Stock or class of Common Stock. Subject to compliance with applicable Protective Provisions, the Board of Directors also is authorized to increase or decrease the number of shares of any Series of Preferred Stock (other than the Series A Preferred or the Series B Preferred), prior or subsequent to the issue of that Series, but not below the number of shares of such Series then outstanding. In case the number of shares of any Series of Preferred Stock shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such Series. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of Preferred Stock of each Series shall

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be entitled to receive only such amount or amounts as shall have been fixed by the Certificate of Incorporation, any applicable certificate of designations or by the resolution or resolutions of the Board of Directors providing for the issuance of such Series.

     C.   Rights, Preferences, Privileges and Restrictions of Series A
          ------------------------------------------------------------
Preferred, Series B Preferred and Common Stock.  The rights, preferences,
----------------------------------------------
privileges and restrictions granted to and imposed upon the Series A Preferred, the Series B Preferred and the Common Stock are as set forth below in this Division C.

     1.   Dividend Rights.  The holders of Series A Preferred and the Series B
          ---------------
Preferred each shall be entitled to receive, when, as and if declared by the Corporation's Board of Directors, out of assets of the Corporation that are by law available for such payment, for all distributions of funds and assets of the Corporation, dividends at the same time and on the same basis as the holders of Common Stock (each holder of shares of Series A Preferred and Series B Preferred to be entitled to the same amount of dividends as would have been declared or paid thereon had such shares been converted into Common Stock as of the record date fixed for determining the holders of Common Stock entitled to receive such dividends).

     2.   Liquidation Rights.
          ------------------

          (a) (i) In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of Series A Preferred shall be entitled to receive, prior and in preference to any distribution of any assets of the Corporation to the holders of the Series B Preferred or the Common Stock by reason of their ownership thereof, an amount (the "Series A Preferred Preferential Amount") equal to the sum of (A) $4.07 per
      --------------------------------------
share as appropriately adjusted for any stock dividends, combinations, splits or the like with respect to such shares (the "Original Series A Issue Price"), (B)
                                           -----------------------------
annual interest thereon from the date of issuance of the Series A Preferred to the date of the payment of the liquidating distribution at a rate equal to eight percent per annum and (C) an amount equal to all declared but unpaid dividends on such shares. If in the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the assets and funds thus distributed among the holders of the Series A Preferred shall be insufficient to permit the payment to such holders of the full aforesaid Series A Preferred Preferential Amount, then the entire assets and funds of the Corporation legally available for distribution shall be distributed among the holders of the Series A Preferred in proportion to the aggregate Series A Preferred Preferential Amount of all shares of Series A Preferred then held by them bears to the aggregate Series A Preferential Amount of all shares of Series A Preferred outstanding as of the date of the liquidating distribution upon the occurrence of such event.

          (b) In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, and after payment has been made to the holders of the Series A Preferred of the full Series A Preferential Amount, the holders of Series B Preferred shall be entitled to receive, prior and in preference to any distribution of assets of the Corporation to the holders of the Common Stock by reason of their ownership thereof, an amount (the "Series B
                                                                       --------
Preferred Preferential Amount") equal to the sum of (i) $4.07 per share as
-----------------------------
appropriately adjusted for any stock dividends, combinations, splits or the like with respect to such shares (the

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"Original Series B Issue Price"), (ii) annual interest thereon from the date of
 -----------------------------
issuance of the Series B Preferred at a rate equal to eight percent per annum and (iii) an amount equal to all declared but unpaid dividends on such shares. If in the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the assets and funds thus distributed among the holders of the Series B Preferred shall be insufficient to permit the payment to such holders of the full aforesaid Series B Preferred Preferential Amount, then the entire assets and funds of the Corporation legally available for distribution (after payment of the full Series A Preferential Amount) shall be distributed among the holders of the Series B Preferred in proportion to the aggregate Series B Preferred Preferential Amount of all shares of Series B Preferred then held by them bears to the aggregate Series B Preferential Amount of all shares of Series B Preferred outstanding as of the date of the liquidating distribution upon the occurrence of such event.

          (c) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment has been made to the holders of the Series A Preferred and Series B Preferred of the full amounts to which they shall be entitled as aforesaid, the holders of the Series A Preferred (assuming for such purposes the conversion thereof into Common Stock) and the Common Stock shall be entitled to share ratably in the entire remaining assets and funds of the Corporation legally available for distribution, based on the number of shares of Common Stock held.

          (d) Notwithstanding the foregoing paragraphs (a) through (c), in the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, if the total value of the assets that would be available for distribution after payment of the full Series B Preferential Amount (but prior to the payment of the Series A Preferential Amount) to the holders of the Common Stock (assuming for purposes of such calculation the conversion of all securities convertible into Common Stock), is equal to or greater than $8.14 per share (as adjusted appropriately for stock dividends, combinations, splits or the like), then all such assets shall be distributed (i) first, to the holders of the Series B Preferred in payment of the full Series B Preferential Amount, pro rata based upon the number of shares of Series B Preferred owned by each stockholder and no more, and (ii) second, to the holders of the Series A Preferred and the Common Stock pro rata based upon the number of shares of Common Stock owned by each stockholder (assuming for such purposes the conversion of all Series A Preferred into Common Stock).

          (e) (i) At the affirmative election (by vote or written consent, as provided by law) of the holders of a majority in the aggregate of the then outstanding shares of Series A Preferred, for purposes of this Section 2, a liquidation, dissolution or winding up of the Corporation shall be deemed to be occasioned by, and to include, the following: (A) the acquisition of a majority of the voting power of the Corporation by another entity or person or group of entities or persons by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation, but excluding any merger effected exclusively for the purpose of changing the domicile of the Corporation); (B) the sale of all or substantially all of the assets of the Corporation; (unless in either case specified in clause
(A) or (B) the Corporation's stockholders of record as constituted immediately prior to such acquisition or sale will, immediately after such acquisition or sale (by virtue of securities issued as consideration for the Corporation's acquisition or sale or otherwise) hold at least 50% of the voting power of the surviving or acquiring entity); and (C) a Triggering Event (as hereinafter defined). Any such transaction contemplated by clause (A) or (B) of this subsection IV.C.2(e)(i) shall be hereinafter referred to as a "Corporate
                                                                       ---------
Transaction."  The term "Triggering Event" shall mean any of the following
------------             ----------------
events:

                    (A) the signing by an authorized officer of the Corporation of a petition for relief under Title 11, United States Code, as currently in effect or amended;

                    (B) the commencement of any involuntary bankruptcy case or other proceeding against the Corporation under Title 11, United States Code, as currently in effect or amended (provided that if such case or proceeding is dismissed within 60 days after the date of such commencement, then a Triggering Event arising solely pursuant to this clause (B) as a result of such case or proceeding shall be dismissed) or the appointment of a trustee, receiver, liquidator, custodian or sequestrator (or other similar official) for the Corporation or any substantial part of its property;

                    (C) the making by the Corporation of an assignment for the benefit of creditors generally; or

                    (D) the failure or inability of the Corporation to pay its debts generally as they become due.

               (ii) If the consideration received by the Corporation in any Corporate Transaction is other than cash, for purposes of determining the value of any assets of the Corporation which are to be distributed to the stockholders of the Corporation in any liquidation, winding up or dissolution, its value will be deemed to be its fair market value, as determined below:

                    (A) Securities not subject to investment letter or other similar restrictions on free marketability covered by subsection
IV.C.2(e)(ii)(B) below:

                         (1)  if traded on a securities exchange or through the
Nasdaq National Market, the value shall be deemed to be the average of the closing prices of the securities on such exchange or market over the 30-day period ending three days prior to the closing;

                         (2)  if actively traded over-the-counter other than
through the Nasdaq National Market, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the 30-day period ending three days prior to the closing; and

                         (3)  if there is no active public market, the value
shall be the fair market value thereof, as mutually determined by the Corporation and the holders of a majority of the voting power of all then outstanding shares of Preferred Stock, with holders of a majority of the shares of Series A Preferred voting in favor thereof.

                    (B) The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder's status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in subsection IV.C.2(e)(ii)(A)(1), (2) or (3) to reflect the approximate fair market value thereof, as mutually determined by the Corporation and the holders of a majority of the voting power of all then outstanding shares of Preferred Stock, with holders of a majority of the shares of Series A Preferred voting in favor thereof.

                     (C) The value of assets other than securities will be their fair market value as mutually determined by the Corporation and the holders of a majority of the voting power of all then outstanding shares of Preferred Stock, with holders of a majority of the shares of Series A Preferred voting in favor thereof.

                     (D) If the Corporation and holders of Preferred Stock are unable mutually to determine the value of any securities or other assets as provided above, then the fair market value of such securities or other assets shall be determined as follows:

                          (1)  The Corporation and a representative (the
"Representative") of the holders of a majority of the voting power of all then
 --------------
outstanding shares of Preferred Stock shall negotiate in good faith to determine the fair market value of such securities or assets. Such Representative shall be selected by holders of a majority of the voting power of all the outstanding shares of Preferred Stock, with the holders of a majority of the shares of Series A Preferred voting in favor thereof. If the Corporation and the Representative so agree, the fair market value shall be the amount so agreed upon.

                          (2)  If no such agreement is reached within 30 days
after negotiations commence, the Corporation, subject to the approval of the Representative (which approval shall not be unreasonably withheld, conditioned or delayed), shall within 15 business days thereafter select an investment banker to value such securities or assets. Such investment banker shall be of national standing and shall be independent of parties to the dispute. The Corporation shall give the representatives of the investment banker full access to all information that they may reasonably request concerning the Corporation. Within 30 days of its selection, such investment banker shall determine the fair market value for such securities or assets, which determination shall be final and binding. The costs of the investment banker shall be paid solely by the Corporation.

                          (3)  The investment banker appointed for purposes of
determining the fair market value of such securities or assets may apply such factors and discounts as are customarily utilized.

               (iii) The Corporation shall give each holder of record of Preferred Stock written notice of such impending Corporate Transaction not later than 20 days prior to the stockholders' meeting called to approve such Corporate Transaction, or 20 days prior to the closing of such Corporate Transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such Corporate Transaction. The first of such notices shall describe the material terms and conditions of the impending Corporate Transaction and the provisions of this Section 2, and the Corporation shall thereafter give such holders prompt notice of any material changes. The Corporate Transaction shall in no event take place sooner than 20 days after the Corporation has given the first notice provided for herein or sooner than ten days after the Corporation has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the written consent of the holders of Preferred Stock that are entitled to such notice rights or similar notice rights and that represent at least a majority of the voting power of all then outstanding shares of Preferred Stock then outstanding.

     3.   Conversion.   The holders of the Series A Preferred and Series B
          ----------
Preferred shall have conversion rights as follows (the "Conversion Rights"):
                                                        -----------------

          (a) Each share of Series A Preferred shall be convertible, at the option of the holder and without payment of additional consideration, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Series A Issue Price by the Series A Conversion Price, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion. The initial price at which shares of Common Stock shall be deliverable upon conversion of shares of each series of Series A Preferred (the "Series A
                                                                --------
Conversion Price") shall be the Original Series A Issue Price; provided,
----------------
however, that the Series A Conversion Price shall be subject to adjustment as hereinafter provided.

          (b) (i) Each share of Series A Preferred shall automatically be converted into fully paid and nonassessable shares of Common Stock upon the occurrence of the earliest of any one of the following events (the "Series A
                                                                    --------
Mandatory Conversion Events"):
---------------------------

                    (A) Upon the affirmative vote of the holders of at least 75 percent of the outstanding Series A Preferred voting separately as a class to cause all outstanding shares of Series A Preferred to be converted.

                    (B) Upon the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), covering the offer
                                         --------------
and sale of Common Stock for the account of the Corporation to the public at (1) a per share public offering price (prior to underwriter commissions and offering expenses) of not less than $8.14 (appropriately adjusted for any stock splits, stock dividends, recapitalizations and similar transactions) and (2) an aggregate price (prior to underwriter's commissions and offering expenses) of not less than $35,000,000 (such offering a "Qualified IPO"). In the event of the
                                            -------------
automatic conversion of the Series A Preferred upon the closing of a Qualified IPO as aforesaid, the person(s) entitled to receive the Common Stock issuable upon such conversion of the Series A Preferred shall not be deemed to have converted such Series A Preferred until immediately prior to such closing.

                    (C) Following the closing of a public offering pursuant to an effective registration statement under the Securities Act covering the offer and sale of Common Stock to the public which is not a Qualified IPO (a "Nonqualified IPO"), upon the twentieth consecutive business day upon which the
 ----------------
Common Stock has closed at a price of not less than $16.28 per share on each such day (appropriately adjusted for any stock splits, stock dividends, recapitalizations and similar transactions). In the event of the automatic conversion of the Series A

Preferred following a Nonqualified IPO as aforesaid, the person(s) entitled to receive the Common Stock upon such conversion of the Series A Preferred shall not be deemed to have converted such Series A Preferred until immediately following the close of business on the business day on which the applicable requirements of this subsection IV.C.3(b)(i)(C) are satisfied.

The number of shares of Common Stock into which each share of Series A Preferred shall be converted pursuant to this subsection IV.C.3(b)(i) shall be determined by dividing the Original Series A Issue Price by the Series A Conversion Price, determined as hereafter provided, in effect on the date of the applicable Series A Mandatory Conversion Event.

                    (ii) Each share of Series B Preferred shall automatically be converted into shares of fully paid and nonassessable Common Stock upon the occurrence of the earlier of any one of the following events (the "Series B
                                                                   --------
Mandatory Conversion Events"):
---------------------------

                         (A)  Upon the closing of a Qualified IPO (but
subsequent to the related partial redemption of Series B Preferred required pursuant to subsection IV.C.4(b) below) (provided that in no event (including the absence of legally available funds to redeem such shares) shall the 737,100 shares of Series B Preferred referred to in subsection IV.C.4(b)(i) below be converted into Common Stock).

                         (B)  Upon the mandatory conversion of the Series A
Preferred pursuant to subsection IV.C.3(b)(i)(C) following the closing of a Nonqualified IPO

The number of shares of Common Stock into which each share of Series B Preferred shall be converted pursuant to this subsection IV.C.3(b)(ii) shall be determined by dividing the Original Series B Issue Price by the price at which the Common Stock is sold by the Company in the Qualified IPO or the Nonqualified IPO, as applicable, giving rise to such conversion.

               (c) No fractional shares of Common Stock shall be issued upon conversion of the Series A Preferred or Series B Preferred. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective Series A Conversion Price, Series B Conversion Price or fair market value of the Common Stock, as applicable. Before any holder of Series A Preferred shall be entitled to convert the same into full shares of Common Stock pursuant to subsection IV.C.3(a) above, or in the event that any Series A Preferred or Series B Preferred is automatically converted into Common Stock pursuant to subsection (b) above, the holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series A Preferred or Series B Preferred, as applicable, and shall give written notice to the Corporation at such office that such holder elects to convert the same; provided, however, that in the event of an automatic conversion pursuant to subsection IV.C.3(b) above, the outstanding shares of Series A Preferred and Series B Preferred subject to conversion shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent, and provided further that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such automatic conversion unless the certificates evidencing such shares of Series A Preferred or Series B Preferred, as applicable, are either delivered to the Corporation or its transfer agent as provided above, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. The Corporation shall, as soon as practicable after such delivery, or such agreement and indemnification in the case of a lost certificate, issue and deliver at such office to such holder of Series A Preferred or Series B Preferred, as applicable, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into fractional shares of Common Stock. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred or Series B Preferred, as applicable, to be converted, or in the case of automatic conversion on the date of occurrence of the applicable Series A Mandatory Conversion Event or Series B Mandatory Conversion Event (and subject to the further provisions of subsection IV.C.3(b)), and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

          (d) (i) (A) Subject to subsection IV.C.3(d)(i)(B), if the Corporation shall issue, after the time this Restated Certificate becomes effective (the "Effective Time"), any Additional Stock (as defined below)
                --------------
without consideration or for a consideration per share less than the Series A Conversion Price in effect immediately prior to the issuance of such Additional Stock, the Series A Conversion Price in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this clause (i)) be adjusted to a price determined by multiplying such Series A Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock which would be outstanding immediately prior to such issuance assuming the conversion of all outstanding shares of Series A Preferred into Common Stock (not including shares excluded from the definition of Additional Stock by subsection IV.C.3(d)(ii)) plus the number of shares of Common Stock that the aggregate consideration received by the Corporation for such issuance would purchase at such Conversion Price; and the denominator of which shall be the number of shares of Common Stock which would be outstanding immediately prior to such issuance assuming the conversion of all outstanding shares of Series A Preferred into Common Stock (not including shares excluded from the definition of Additional Stock by subsection IV.C.3(d)(ii)) plus the number of shares of such Additional Stock.

                    (B) No adjustment of the Series A Conversion Price shall be made in an amount less than one cent per share, provided that any adjustments which are not required to be made by reason of this sentence shall be carried forward and shall be taken into account in any subsequent adjustment. Except to the limited extent provided for in subsections IV.C.(d)(E)(3) and (4) below, no adjustment of such Series A Conversion Price pursuant to this subsection IV.C.3(d)(i) shall have the effect of increasing the Conversion Price above the Series A Conversion Price in effect immediately prior to such adjustment.

                    (C) In the case of the issuance of Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

                    (D) In the case of the issuance of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined in good faith by the Corporation's Board of Directors irrespective of any accounting treatment.

                    (E) In the case of the issuance (whether before, on or after the Effective Time) of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for all purposes of this subsection IV.C.3(d)(i) and subsection IV.C.3(d)(ii):

                         (1)  The aggregate maximum number of shares of Common
Stock deliverable upon exercise (assuming the satisfaction of any conditions to exercisability, including without limitation, the passage of time, but without taking into account potential antidilution adjustments) of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subsections IV.C.3(d)(i)(C) and (D)), if any, received by the Corporation upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights (without taking into account potential antidilution adjustments) for the Common Stock covered thereby.

                         (2)  The aggregate maximum number of shares of Common
Stock deliverable upon conversion of or in exchange (assuming the satisfaction of any conditions to convertibility or exchangeability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the Corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Corporation (without taking into account potential antidilution adjustments) upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subsections IV.C.3(d)(i)(C) and (D)).

                         (3)  In the event of any change in the number of shares
of Common Stock deliverable or in the consideration payable to the Corporation upon exercise of such options or rights or upon conversion of or in exchange for the antidilution provisions thereof, the Series A Conversion Price, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

                         (4)  Upon the expiration of any such options or rights,
the termination of any such rights to covert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Series A Conversion Price, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities which remain in effect) actually based upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

                         (5)  The number of shares of Common Stock deemed issued
and the consideration deemed paid therefor pursuant to subsections IV.C.3(d)(i)(E)(l) and (2) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either subsection IV.C.3(d)(i)(E)(3) or (4).

               (ii) "Additional Stock" shall mean any shares of Common Stock
                     ----------------
issued (or deemed to have been issued pursuant to subsection IV.C.3(d)(i)(E)) by the Corporation after the Effective Time other than the following:

                    (A) shares of Common Stock issued pursuant to a transaction described in subsection IV.C.3(d)(iii), (e) or (f) hereof;

                    (B) shares of Common Stock issued or deemed issued to employees, consultants, directors or vendors (if in transactions with primarily nonfinancing purposes) of the Corporation directly or pursuant to a stock option plan, restricted stock plan or other compensatory plan or arrangement approved by the Board of Directors of the Corporation at any time when the total number of shares of Common Stock so issuable or issued (and not repurchased at cost by the Corporation in connection with the termination of employment) does not exceed 1,500,000 (as appropriately adjusted for any stock dividends, combinations, splits or the like with respect to shares of Common Stock) plus such additional number of shares of Common Stock issued or deemed issued for like purposes as shall be approved by holders of at least 75 percent of the then outstanding shares of Series A Preferred;

                    (C) shares of Common Stock issued or deemed issued pursuant to warrants issued by the Corporation pursuant to either (1) the Warrant Agreement dated as of September 4, 1998 among the Corporation, Cleartel Communications, Inc., CAIS, Inc. and ING (U.S.) Capital Corporation, Inc. (the "ING Warrant Agreement") at any time when the total number of shares of Common
 ---------------------
Stock so issuable or issued does not exceed 390,000 (as appropriately adjusted for any stock dividends, combinations, splits or the like with respect to shares of Common Stock), (2) the Series A Preferred Stock and Warrant Purchase Agreement dated as of February 19, 1999 among the Corporation and the several purchasers set forth therein, (3) pursuant to the conversion of the Series B Preferred or (4) options to purchase up to 2,033,926 shares of Common Stock presently held by two management employees of the Corporation;

                    (D) up to 500,000 shares of Common Stock (as appropriately adjusted for any stock dividends, combinations, splits or the like with respect to shares of Common

Stock) issued or deemed issued to a corporation, partnership or other entity with which the Corporation is seeking to establish a partnership, joint venture or other business relationship plus such additional number of shares of Common Stock issued or deemed issued for like purposes as are approved by the holders of at least 75 percent of the then outstanding Series A Preferred;

                     (E) shares of Common Stock issued or deemed issued in connection with any high-yield debt financing undertaken by the Corporation (but excluding for purposes of this subsection IV.C.3(d)(ii)(E) any conversion into senior secured notes of the term loan extended to the Corporation pursuant to the Credit Agreement dated as of September 4, 1998 among the Corporation, certain affiliates thereof and ING (U.S.) Capital Corporation in accordance with the terms thereof);

                     (F) shares of Common Stock issued or deemed issued pursuant to that certain Settlement Agreement dated January 24, 1999 between CAIS, Inc. and Terk Technologies Corp. as in effect on the date hereof; and

                     (G) shares of Common Stock issued or deemed issued in connection with the acquisition by the Corporation of the stock or assets of another corporation, partnership or other entity.

               (iii) In the event the Corporation should at any time or from time to time after the Effective Time fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder
 ------------------------
for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Series A Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of Series A Preferred shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding and those issuable with respect to the aggregate number of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents with the number of shares issuable with respect to Common Stock Equivalents determined from time to time in the manner provided for deemed issuances in subsection IV.C.3(d)(i)(E).

               (iv) If the number of shares of Common Stock outstanding at any time after the Effective Time is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Series A Conversion Price shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of such shares of Series A Preferred shall be decreased in proportion to such decrease in outstanding shares of Common Stock.

          (e) In the event the Corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in subsection IV.C.3(d)(iii), then, in each such case for the purpose of this subsection IV.C.3(e), the holders of the Series A Preferred and Series B Preferred, respectively, shall be entitled to a share of any such distribution as follows: all distributions shall be made to the holders of the Series A Preferred, the Series B Preferred and the Common Stock in the same priorities and order of distribution and in the same proportions as distributions of funds and assets are to be made in the case of a liquidation, dissolution or winding-up of the Corporation. All amounts so distributed to the holders of Series A Preferred and Series B Preferred, respectively, in accordance therewith shall be credited toward the payment of the Series A Preferential Amount to be paid to the holders of the Series A Preferred and the Series B Preferential Amount to be paid to the holders of the Series B Preferred, as applicable.

          (f) If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger, sale of assets or other transaction provided for elsewhere in this
Section 3 or in Section 2), provision shall be made so that the holders of the Series A Preferred and Series B Preferred, respectively, shall thereafter be entitled to receive upon conversion of the Series A Preferred the number of shares of stock or other securities or property of the Corporation or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 3 with respect to the rights of the holders of the Series A Preferred and Series B Preferred, respectively, after the recapitalization to the end that the provisions of this Section 3 (including adjustment of the Series A Conversion Price then in effect and the number of shares purchasable upon conversion of the Series A Preferred) shall be applicable after that event as nearly equivalent as may be practicable.

          (g) The Corporation will not, by amendment of this Restated Certificate, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by the Corporation under this Restated Certificate, but will at all times in good faith assist in the carrying out of all the provisions of this Section IV.C.3 and in the taking of all such action as may be necessary or appropriate in order to protect the respective conversion rights of the holders of the Series A Preferred and Series B Preferred against impairment.

          (h) Upon the occurrence of each adjustment or readjustment of the Series A Conversion Price pursuant to this Section 3, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms of this Restated Certificate and cause independent public accountants selected by the Corporation to verify such computation and prepare and furnish to each holder of Series A Preferred a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A Preferred, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustments and readjustments, (B) the Series A Conversion Price at the time in effect and
(C) the number of shares
of Common Stock and the amount, if any, of other property that at the time would be received upon the conversion of the Series A Preferred.

          (i) In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders of such securities who are entitled to receive any dividend or other distribution, whether in cash, property, stock or other securities, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Series A Preferred and Series B Preferred at least 20 days prior to the date specified in such notice, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or rights, and the amount and character of such dividend, distribution or right.

          (j) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred and the Series B Preferred, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred and the Series B Preferred. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred and/or Series B Preferred, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

          (k) Any notice required by the provisions of this Section IV.C.3 to be given to the holders of shares of Series A Preferred and/or Series B Preferred shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at the address appearing on the books of the Corporation.

          (l) In the event any shares of Series A Preferred or Series B Preferred shall be converted pursuant to this Section V.C.3, the shares so converted shall be canceled and shall not be reissuable by the Corporation.

     4.   Redemption.
          ----------

          (a) (i) At any time after February 1, 2004, upon the written request of the holders of at least a majority of the then issued and outstanding Series A Preferred, the Corporation shall redeem the Series A Preferred specified in such request, up to the maximum amount the Corporation may lawfully redeem out of funds legally available therefor, by paying in cash therefor a sum per share equal to the greater of (A) the sum of (1) the Original Series A Issue Price,
(2) annual interest thereon from the date of issuance of the Series A Preferred at a rate equal to eight percent per annum and (3) an amount equal to all declared and unpaid dividends on such shares as of the date called for redemption, and (B) the fair market value of the Series A Preferred as of the date of the receipt by the Corporation of such written request for redemption of the Series A Preferred. For purposes of this subsection IV.C.4(a), the fair market value of the Series A Preferred will be the fair market value as mutually determined by the Corporation and the holders of a majority of the voting power of the Series A Preferred to be redeemed.

               (ii) If the Corporation and the holders of a majority of the voting power of the Series A Preferred to be redeemed are unable mutually to determine the fair market value of the Series A Preferred, then such fair market value shall be determined in accordance with the following procedures:

                         (A)  The Corporation and a representative (the
"Representative") of the holders of a majority of the voting power of the
 --------------
holders of the Series A Preferred that have requested redemption pursuant to subsection IV.C.4(a) (i) shall negotiate in good faith to determine the fair market value of such securities or assets. Such Representative shall be selected by holders of a majority of the voting power of the holders of the Series A Preferred that have requested redemption pursuant to subsection IV.C.4(a)(i). If the Corporation and the Representative so agree, the fair market value shall be the amount so agreed upon.

                         (B)  If no such agreement is reached within 30 days
after negotiations commence, the Corporation, subject to the approval of the Representative (which approval shall not be unreasonably withheld, conditioned or delayed), shall within 15 business days thereafter each select an investment banker to value such securities or assets. Such investment banker shall be of national standing and shall be independent of the parties to the dispute. The Corporation shall give the representatives of such investment banker full access to all information that they may reasonably request concerning the Corporation. Within 30 days of its selection, such investment banker shall determine the fair market value for such securities or assets, which determination shall be conclusive and binding. The cost of the investment banker shall be paid solely by the Corporation.

                         (C)  The investment banker appointed for purposes of
determining the fair market value of the Series A Preferred may apply such factors and discounts as are customarily utilized.

               (iii) In the event of any redemption of only a part of the Series A Preferred requested to be redeemed pursuant to subsection IV.C.4(a)(i), the Corporation shall effect such redemption pro rata according to the number of shares held by each holder entitled to redemption of such holder's Series A Preferred.

          (b)  (i)       Upon the closing of a Qualified IPO the Corporation
shall redeem 737,100 shares of Series B Preferred, up to the maximum amount the Corporation may lawfully redeem out of funds legally available therefor, by paying in cash therefor an amount per share equal to the sum of (A) the Original Series B Issue Price, (B) annual interest thereon from the date of issuance of the Series B Preferred at a rate equal to eight percent per annum and (C) an amount equal to all declared and unpaid dividends on such shares as of the date called for redemption.

               (ii) Upon the Closing of a Corporate Transaction, the Corporation shall redeem all of the outstanding Series B Preferred, up to the maximum amount the Corporation may lawfully redeem out of funds legally available therefor, by paying in cash therefor an amount equal to the sum of (A) the Original Series B Issue Price,
(B) annual interest thereon from the date of issuance of the Series A Preferred at a rate equal to eight percent per annum and (C) an amount per share equal to all declared and unpaid dividends on such shares as of the date called for redemption.

               (iii) In the event of any redemption of only a part of the Series B Preferred pursuant to subsection IV.C.4(b)(i) or (ii), the Corporation shall effect such redemption pro rata according to the number of shares held by each holder entitled to redemption of such holder's Series B Preferred (or as otherwise unanimously directed by such holders).

          (c) At least 20 but no more than 60 days prior to the date fixed by the Corporation to redeem any shares of Series A Preferred or Series B Preferred pursuant to subsections IV.C.4(a) or IV.C.4(b) above, as applicable, (the "Redemption Date"), the Corporation shall mail written notice (the "Redemption
 ---------------                                                    ----------
Notice"), first class postage prepaid, to each holder of record (at the close of
------
business on the business day preceding the day on which notice is given) of the Preferred Stock to be redeemed, at the address last shown on the records of the Corporation for such holder or given by the holder to the Corporation for the purpose of notice or if no such address appears or is given at the place where the principal executive office of the Corporation is located, notifying such holder of the redemption to be effected, specifying the number of shares to be redeemed from such holder, the Redemption Date, the price per share to be paid (the "Redemption Price"), the place at which payment may be obtained and the
      ----------------
date on which such holder's rights as a holder of such shares terminate and calling upon such holder to surrender to the Corporation, in the manner and at the place designated, such holder's certificate or certificates representing the shares to be redeemed. Except as provided in subsection IV.C.4(d), on or after the Redemption Date, each holder of Preferred Stock to be redeemed shall surrender to the Corporation the certificate or certificates representing such shares, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

          (d) From and after the applicable Redemption Date, unless there shall have been a default in payment of the Redemption Price, all rights of the holders of such shares as holders of Series A Preferred or Series B Preferred, as applicable (except the right to receive the Redemption Price without interest subsequent to the Redemption Date upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever. If the funds of the Corporation legally available for redemption of the Series A Preferred or Series B Preferred, as applicable, on any Redemption Date are insufficient to redeem the total number of shares of such Preferred Stock to be redeemed on such date, those funds which are legally available will be used to redeem the maximum possible number of such shares ratably among the holders of such shares to be redeemed. The shares of Preferred Stock not redeemed shall remain outstanding and entitled to all the powers, preferences and rights provided herein. At any time thereafter when additional funds of the Corporation are legally available for the redemption of shares of Preferred Stock, such funds will immediately be used to redeem the balance of the shares which the

Corporation has become obligated to redeem on any Redemption Date but which it has not redeemed.

          (e) On or prior to the Redemption Date, the Corporation shall deposit the Redemption Price of all shares of the Preferred Stock designated for redemption in the Redemption Notice, and not yet redeemed or converted, with a bank or trust corporation having aggregate capital and surplus in excess of $100,000,000 as a trust fund for the benefit of the respective holders of the shares designated for redemption and not yet redeemed, with irrevocable instructions and authority to the bank or trust corporation to pay the Redemption Price for such shares to their respective holders on or after the Redemption date, upon receipt of notification from the Corporation that such holder has surrendered his, her or its share certificate to the Corporation pursuant to subsection IV.C.4(c) above. From and after the date of the deposit the shares so called for redemption shall be redeemed, and as of the date of such deposit (but only after the Redemption Date), the deposit shall constitute full payment of the shares to their holders, and the shares shall be deemed to be no 1onger outstanding, and the holders thereof shall cease to be stockholders with respect to such shares and shall have no rights with respect thereto except the rights to receive from the bank or trust corporation payment of the Redemption Price of the shares, without interest, upon surrender of their certificates therefore. Such instructions shall also provide that any moneys deposited by the Corporation pursuant to this subsection IV.C.4(e) for the redemption of shares thereafter converted into shares of the Common Stock pursuant to Section IV.C.3 prior to the Redemption Date shall be returned to the Corporation forthwith upon such conversion. The balance of any moneys deposited by the Corporation pursuant to this subsection IV.C.4(e) remaining unclaimed at the expiration of two years following the Redemption Date shall thereafter be returned to this Corporation upon its request expressed in a resolution of its Board of Directors.

          (f) Any Series A Preferred and Series B Preferred Stock redeemed pursuant to this subsection IV.C.4 shall not be reissued.

     5.   Voting Rights.  The holders of shares of Series A Preferred, Series B
          -------------
Preferred and Common Stock shall have the following voting rights:

          (a) Except as required by law or as otherwise provided herein or in any agreement between the Corporation and its stockholders, the holders of shares of the Series A Preferred, the Series B Preferred and the Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation, including the election of directors, and shall have no special voting rights.

          (b) Each holder of shares of Series A Preferred shall be entitled to the number of votes equal to the number of shares of Common Stock, rounded to the nearest whole number, into which such shares of Series A Preferred could be converted on the record date for the determination of the stockholders entitled to vote (pursuant to subsection IV.C.3(a)). Fractional votes by the holders of the Series A Preferred shall not, however, be permitted and any fractional voting rights shall be rounded to the nearest whole number.

          (c) Each holder of shares of Series B Preferred shall be entitled to one vote per share (as appropriately adjusted for any stock dividends, combinations, splits or the like with respect to such shares or the Common Stock). Fractional votes by the holders of the Series B Preferred shall not, however, be permitted and any fractional voting rights shall be rounded to the nearest whole number.

          (d) Each holder of Common Stock shall be entitled to one vote per share on all matters coming before the holders of the Common Stock for a vote. Fractional votes by the holders of the Common Stock shall not, however, be permitted and any fractional voting rights shall be rounded to the nearest whole number.

     6.   Protective Provisions.
          ---------------------

          (a) So long as any shares of Series A Preferred are outstanding, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least 75 percent in the aggregate of the then outstanding shares of Series A Preferred (voting on an as-converted basis) the Corporation shall not take (and shall not permit any of its subsidiaries to take) any of the following actions:

               (i) amend the Certificate of Incorporation or the By-Laws of the Corporation to alter or change the rights, preferences, privileges or powers of the Series A Preferred or the holders thereof, or increase or decrease the number of authorized shares of Series A Preferred;

               (ii) authorize or create any new class or series of capital stock or any instrument convertible into or exchangeable for such capital stock, or authorize any increase in the authorized number of shares of any existing class or series of capital stock that has any preference or priority over, or is on a parity with, the Series A Preferred with respect to voting, dividends or upon liquidation;

               (iii) declare or pay any dividends in cash, stock or other property;

               (iv) commence the redemption, repurchase or other acquisition of any Common Stock, or of any other Series of Preferred Stock ranking on a parity with or junior to the Series A Preferred with respect to dividends or upon liquidation; provided, however, that the foregoing prohibition shall not apply to any repurchase of Common Stock from any director, officer, employee or agent of the Corporation or any of its subsidiaries if such repurchase is approved by a majority of the directors of the Corporation who have no personal interest in such redemption;

               (v) approve or enter into any agreement to which any director, officer, employee or stockholder of the Corporation is directly or indirectly a party or beneficiary (including any employee benefit, bonus or stock plan if such will provide more benefits than are then provided to any such person); provided, however, that the foregoing prohibition shall not apply to any such agreement if such agreement is approved by a majority of the directors of the Corporation who have no personal interest in such agreement;

               (vi) approve or enter into any Corporate Transaction (including as such, for purposes of this clause only, transactions excluded from the definition of Corporate Transaction by the parenthetical following clause (B) of the definition thereof);

               (vii) approve or enter into any agreement or other financial commitment in excess of $250,000; provided, however, that the foregoing limitation shall not apply to the making of capital expenditures;

               (viii) terminate or approve the hiring or termination of the employment of the Chief Financial Officer of the Corporation, or of any other officer of the Corporation of equivalent or senior status;

               (ix)   approve the annual budget of the Corporation;

               (x) make or commit to make any acquisition or capital expenditure, or incur indebtedness or commit to incur indebtedness for money borrowed or for the deferred purchase price of property (excluding the incurrence of accounts payable incurred in the ordinary course of business) or otherwise represented by a promissory note or similar instrument or in respect to any guaranty, that is in excess of the amounts allocated thereto in the annual budget of the Corporation;

               (xi) incur indebtedness, unless the major terms thereof are set forth in the annual budget of the Corporation (the major terms of indebtedness shall mean interest rate, rights to equity in connection with such indebtedness, and other terms determined by the Board of Directors of the Corporation to be of material importance; provided, however, that nothing in this clause (xi) shall prevent the incurrence of indebtedness where the major terms are more favorable to the Corporation than those set forth in the annual budget);

               (xii) grant or permit to exist any lien on any real or personal property of the Corporation other than (A) liens in existence prior to the date of the first issuance of shares of the Series A Preferred and (B) liens incurred in the ordinary course of business and consistent with the prior practices of the Corporation;

               (xiii) liquidate or dissolve the Corporation; or

               (xiv) take any action described in subsections IV.C.2(e)(i)(A) or IV.C.2(e)(i)(C) above.

          (b) So long as any shares of Series B Preferred are outstanding, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least 75 percent in the aggregate of the then outstanding shares of Series B Preferred (voting on an as- converted basis) the Corporation shall not take any of the following actions:

               (i) amend the Certificate of Incorporation to alter or change the rights, preferences or privileges of the Series B Preferred or increase or decrease the number of authorized shares of Series B Preferred;

               (ii) declare or pay any dividends in cash, stock or other property;

               (iii) commence the redemption of any Common Stock, or of any other Series of Preferred Stock ranking on a parity with or junior to the Series B Preferred with respect to dividends or upon liquidation, but excluding the Series A Preferred; provided, however, that the foregoing prohibition shall not apply to any repurchase of Common Stock from any director, officer, employee or agent of the Corporation or any of its subsidiaries if such repurchase is approved by a majority of the directors of the Corporation who have no personal interest in such redemption;

               (iv)  liquidate or dissolve the Corporation; or

               (v) take any action described in subsections IV.C.2(e)(i)(A) or IV.C.2(e)(i)(C) above.

     7.   Preemptive Rights.
          ------------------

          (a) Prior to the occurrence of a Series A Mandatory Conversion Event, the holders of outstanding shares of Series A Preferred shall have the right to subscribe to any or all (i) issuances of shares of capital stock of the Corporation, (ii) issuances of securities convertible into or exchangeable for shares of capital stock of the Corporation or (iii) grants of options or other rights to purchase shares of capital stock of the Corporation, on the same terms of such offerings to the extent equal to the proportion which the number of shares of Series A Preferred (on an as converted basis) and Common Stock issued on conversion thereof held by such holders bears to the Corporation's fully-diluted capitalization (on an as-converted and as-exercised basis). Such right shall be exercisable within 30 days after the receipt of written notice relating to such issuances by the holders of the Series A Preferred. Such right shall extend for each holder of the Series A Preferred to the same proportion of the new issue of shares, convertible securities or options as such holder's proportion of the outstanding shares. The right of holders of the Series A Preferred to purchase new issues of shares or convertible securities or options does not extend to (i) shares of Common Stock that do not constitute Additional Stock or (ii) any securities issued pursuant to an underwritten public offering.

          (b) In addition to the right to purchase his, her or its pro rata proportion of the new issue of shares, convertible securities or options, each holder of the Series A Preferred who has subscribed for the entire number of shares or units initially allocable to such holder shall have the additional right to subscribe to his, her or its proportionate part of any shares or units which have not been subscribed or by other holders of the Series A Preferred.
In case the total number of shares or units desired to be purchased by holders of the Series A Preferred exercising this right of oversubscription exceeds the total number of shares or other units which have not been initially subscribed for by other holders of the Series A Preferred and are thus available for purchase, each holder of the Series A Preferred exercising this right of oversubscription shall be entitled to purchase a number of the shares or units not initially subscribed proportionate to the number of shares already held by such holder. This procedure shall be repeated, if necessary, until all of the shares or units not initially subscribed have been allocated. The preemptive rights held by the holders of the Series A Preferred pursuant to this Section IV.C.7 shall terminate on the earlier (i) the date immediately prior to the closing date of a Qualified IPO and (ii) the date of occurrence of any other Mandatory Conversion Event.

     8.   Status of Redeemed and Converted Stock. In the event any shares of
          ---------------------------------------
Preferred Stock shall be converted or redeemed pursuant to Section IV.C.3 or IV.C.4 hereof, the shares so redeemed or converted shall be canceled and shall not be issuable by the Corporation. The Restated Certificate shall be appropriately amended to effect the corresponding reduction in the Corporation's authorized capital stock.

     D.   Rights, Preferences, Privileges and Restrictions of Common Stock.
          -----------------------------------------------------------------

          1.   Dividend Rights.  Subject to the prior rights of holders of all
               ---------------
classes of capital stock of the Corporation at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

          2.   Liquidation Rights.  Upon the liquidation, dissolution or winding
               ------------------
up of the Corporation, the assets of the Corporation shall be distributed as provided in subsection IV.C.2.

          3.   Redemption.  The Common Stock is not redeemable.
               ----------

                                   ARTICLE V

     The Corporation is to have perpetual existence.

                                   ARTICLE VI

     In furtherance and not in limitation of the powers conferred by the Corporation Law, the Board of Directors of the Corporation is expressly authorized to make, alter, amend, change, add to or repeal the By-Laws of the Corporation by the affirmative vote of a majority of the total numbers of, directors then in office. Any alteration or repeal of the By-Laws of the Corporation by the stockholders of the Corporation shall require the affirmative vote of at least a majority of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote on such alteration or repeal, subject to Article XI hereof and Article VIII of the Corporation's By-Laws.

                                  ARTICLE VII

     A.  Stockholder Action.  Election of directors need not be by written
         ------------------
ballot unless the By-Laws of the Corporation so provide. Subject to any rights of holders of any series of Preferred Stock, from and after the date on which the Common Stock is registered pursuant to the Securities

Exchange Act of 1934, as amended (the "Exchange Act"), (i) any action required
                                       ------------
or permitted to be taken by the stockholders of the Corporation must be effected at an annual or special meeting of stockholders of the Corporation and may not be effected in lieu thereof by consent in writing by such stockholders, (ii) special meetings of stockholders of the Corporation may be called only by either the Board of Directors pursuant to a resolution adopted by the affirmative vote of the majority of the total number of directors then in office or by the chief executive officer of the Corporation and (iii) advance notice of stockholder nominations of persons for election to the Board of Directors of the Corporation and of business to be brought before any annual meeting of the stockholders by the stockholders of the Corporation shall be given in the manner provided in the By-Laws of the Corporation.

     B.   Number of Directors and Term of Office. Subject to any rights of
          --------------------------------------
holders of any series of Preferred Stock to elect additional directors under specified circumstances, the number of directors which shall constitute the Board of Directors of the Corporation shall be fixed from time to time in the manner set forth in the By-Laws of the Corporation. From and after the date on which the Common Stock is registered pursuant to the Exchange Act, the directors of the Corporation shall be divided into three classes: Class I, Class II and Class III. Membership in each such class shall be as nearly equal in number as possible. The term of office of the initial Class I directors shall expire at the annual election of directors by the stockholders of the Corporation in 2000; the term of office of the initial Class II directors shall expire at the annual election of directors by the stockholders of the Corporation in 2001; and the term of office of the initial Class III directors shall expire at the annual election of directors by the stockholders of the Corporation in 2002; or in each case thereafter when their respective successors in each case are elected by the stockholders and qualified, subject, however, to prior death, resignation, retirement, disqualification or removal from office for cause. At each succeeding annual election of directors by the stockholders of the Corporation beginning in 2000, the directors chosen to succeed those whose terms then expire shall be identified as being of the same class as the directors they succeed and shall be elected for a term expiring at the third succeeding annual election of directors by the stockholders of the Corporation, or thereafter when their respective successors in each case are elected by the stockholders and qualified. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case shall a decrease in the number of directors shorten the term of any incumbent director.

     C.  Removal and Resignation.  From and after the date on which the Common
         -----------------------
Stock is registered pursuant to the Exchange Act, no director may be removed from office without cause and without the affirmative vote of the holders of a majority of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors voting together as a single class; provided, however, that if the holders of any class or series of capital stock are entitled by the provisions of this Restated Certificate to elect one or more directors, such director or directors so elected may be removed without cause only by the vote of the holders of a majority of the outstanding shares of that class or series entitled to vote. Any director may resign at any time upon written notice to the Corporation.

     D.   Vacancies and Newly Created Directorships.  Subject to any rights of
          -----------------------------------------
holders of any series of Preferred Stock to fill such newly created directorships or vacancies, any newly created directorships resulting from any increase in the authorized number of directors and any vacancies in the Board of Directors resulting from death, resignation, disqualification or removal from office for cause shall, unless otherwise provided by law or by resolution approved by the affirmative vote of a majority of the total number of directors then in office, be filled only by resolution approved by the affirmative vote of a majority of the total number of directors then in office. Any director so chosen shall hold office until the next election of the class for which such director shall have been chosen, and until his successor shall have been duly elected and qualified, unless he shall resign, die, become disqualified or be removed for cause.

                                 ARTICLE VIII

     A.   Dividends. The Board of Directors shall have authority from time to
          ---------
time to set apart out of any assets of the Corporation otherwise available from dividends a reserve or reserves as working capital or for any other purpose or purposes, and to abolish or add to any such reserve or reserves from time to time as said Board may deem to be in the interest of the Corporation; and the Board of Directors shall likewise have power to determine in its discretion, except as herein otherwise provided, what part of the assets of the Corporation available for dividends in excess of such reserve or reserves shall be declared in dividends and paid to the stockholders of the Corporation.

     B.   Issuance of Stock.  The shares of all classes of capital stock of the
          -----------------
Corporation may be issued by the Corporation from time to time for such consideration as from time to time may be fixed by the Board of Directors of the Corporation, provided that shares of capital stock having a par value shall not be issued for a consideration determined by the Board of Directors to be less than such par value. The Board of Directors shall have authority, as provided by law, to determine that only a part of the consideration which shall be received by the Corporation for the shares of its capital stock which it shall issue from time to time, shall be capital; provided, however, that, if all the shares issued shall be shares having a par value, the amount of the part of such consideration so determined to be capital shall be equal to the aggregate par value of such shares. The excess, if any, at any time, of the total net assets of the Corporation over the amount so determined to be capital, as aforesaid, shall be surplus. All classes of capital stock of the Corporation shall be and remain at all times nonassessable.

     C.   Options, etc.  Subject to the Protective Provisions, the Board of
          -------------
Directors is hereby expressly authorized in its discretion, in connection with the issuance of any obligations or stock of the Corporation (but without intending hereby to limit its general power so to do in other cases), to grant rights or options to purchase capital stock of the Corporation of any class upon such terms and during such period as the Board of Directors shall determine, and to cause such rights to be evidenced by such warrants or other instruments as it may deem advisable.

     D.   Inspection of Books and Records.  The Board of Directors shall have
          -------------------------------
power from time to time to determine to what extent and at what times and places and under what conditions and regulations the accounts and books of the Corporation, or any of them, shall be open to the inspection of the stockholders; and no stockholder shall have any right to inspect any account or book or document of the Corporation (except as conferred by the Corporation Law, a resolution of the Board of Directors or a contract between the Corporation and any stockholder), unless and until authorized so to do by resolution of the Board of Directors or of the stockholders of the Corporation.

     E.   Location of Meetings, Books and Records.  Except as otherwise provided
          ---------------------------------------
in the By-Laws, the stockholders of the Corporation and the Board of Directors may hold their meetings and have an office or offices outside of the State of Delaware and, subject to the provisions of the Corporation Law, may keep the books of the Corporation outside of the State of Delaware at such places as may, from time to time, be designated by the Board of Directors.

                                  ARTICLE IX

     To the fullest extent permitted by Corporation Law, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exception from liability or limitation thereof is not permitted under the Corporation Law as the same exists or may hereafter be amended. Neither any amendment nor repeal of this Article IX shall eliminate or reduce the effect of this Article IX in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article IX, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

                                   ARTICLE X

     A.   Indemnification of Directors and Officers. To the fullest extent
          -----------------------------------------
permitted by law, the Corporation shall fully indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.

     B.   Indemnification of Employees and Agents.  To the fullest extent
          ---------------------------------------
permitted by law, the Corporation may fully indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgment, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.

     C.   Advancement of Expenses.  The Corporation shall advance expenses
          -----------------------
(including attorneys' fees) incurred by a director or officer in advance of the final disposition of such action, suit or proceeding upon the receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that such director or officer is not entitled to indemnification. The Corporation may advance expenses (including attorneys' fees) incurred by an employee or agent in advance of the final disposition of such action, suit or proceeding upon such terms and conditions, if any, as the Board of Directors deems appropriate.

                                  ARTICLE XI

     The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate in the manner nor or hereinafter prescribed herein and by the Corporation Law, and all rights conferred upon stockholders herein are granted subject to this reservation. Notwithstanding anything contained in this Restated Certificate to the contrary, Division A of Article IV, Article VII, Article X and Article XI of this Restated Certificate shall not be altered, amended or repealed and no provision inconsistent therewith shall be adopted without the affirmative vote of the holders of at least two-thirds of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote on such alteration, amendment or repeal, voting together as a single class (other than any alteration or amendment to Part A of Article IV that increases the authorized number of shares of Preferred Stock or Common Stock, which shall be subject to amendment by the affirmative vote of the holders of a majority of the voting power of the then outstanding shares of capital stock entitled to vote on such amendment voting together as a single class).

                                  ARTICLE XII

     The Corporation expressly elects to be governed by Section 203 of the Delaware General Corporation Law.

                                 ARTICLE XIII

     In the event that any provision of this Certificate of Incorporation (including any provision within a single section, paragraph or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining provisions are severable and shall remain enforceable to the full extent permitted by law.

     IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been executed as of February 19, 1999.

                              CGX Communications, Inc

                              By:  /s/ Ulysses G. Auger, II
                                  --------------------------
                                  Ulysses G. Auger, II
                                  Chief Executive  Officer
Attest:

 /s/ Michael G. Plantamura
--------------------------
Michael G. Plantamura
Secretary